As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-118190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________________________

JAMES RIVER COAL COMPANY
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1221 (Primary Standard Industrial Classification Code Number)	54-1602012 (I.R.S. Employer Identification No.)

901 E. Byrd Street, Suite 1600 Richmond, Virginia 23219 (804) 780-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter T. Socha
President & Chief Executive Officer
James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219
(804) 780-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_____________________________________

Copy to:
David A. Stockton Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500
_____________________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___________

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. ☐
_____________________________________

This Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (Reg. No. 333-118190) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

On August 13, 2004, James River Coal Company (the "Company") filed a Registration Statement on Form S-1 (Registration No. 333-118190) with the United States Securities and Exchange Commission (the “Commission”), which registered for resale 8,462,722 shares of the Company's common stock, par value $0.01 per share (the “Common Shares”). The Company has subsequently amended the registration statement, including by Post-Effective Amendment No. 1 to Form S-1 on Form S-3 filed with the Commission on January 23, 2006 (“Post-Effective Amendment No. 1”) and by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed with the Commission on March 9, 2006 (“Post-Effective Amendment No. 2” and, together with Post-Effective Amendment No. 1, the “Post-Effective Amendments”) (such registration statement, as amended and supplemented, the “Registration Statement”). The Registration Statement was declared effective by the Commission as of November 12, 2004. On June 15, 2007, the Company requested that the Commission consent to the withdrawal of the Post-Effective Amendments, at which time neither of the Post-Effective Amendments had been declared effective.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister all of the Common Shares previously registered pursuant to the Registration Statement that remain unsold. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, James River Coal Company has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Virginia, on June 20, 2007.

JAMES RIVER COAL COMPANY

By:	/s/ Peter T. Socha
Peter T. Socha, Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated on June 20, 2007.

Signature	Title

/s/ Peter T. Socha	Chairman, President and Chief Executive Officer
Peter T. Socha	(Principal Executive Officer)

/s/ Samuel M. Hopkins II	Vice President and Chief Accounting Officer (Principal
Samuel M. Hopkins II	Financial and Accounting Officer)

Director
W. Douglas Blackburn, Jr.

*	Director
Alan F. Crown

Director
Ronald J. FlorJancic

*	Director
Leonard J. Kujawa

/s/ Joseph H. Vipperman	Director
Joseph H. Vipperman

* By:      /s/ Peter T. Socha
Peter T. Socha
Attorney-in-Fact
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